Exhibit 2.2

EXECUTION VERSION

VOTING AGREEMENT

BY AND BETWEEN

OWENS & MINOR, INC.

AND

PAUL D. MERINGOLO

DATED AS OF JUNE 24, 2014

VOTING AGREEMENT

VOTING AGREEMENT, dated as of June 24, 2014 (this “Agreement”), by and among Owens & Minor, Inc., a Virginia corporation (“Parent”), and Paul D. Meringolo (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Parent, Medical Action Industries Inc. (the “Company”), and Mongoose Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which, among other things, the Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation and a wholly-owned subsidiary of Parent, and each outstanding share of common stock of the Company, par value $0.001 per share (“Common Stock”), will be converted into the right to receive the merger consideration specified therein.

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner, in the aggregate, of 740,763 shares of Common Stock.

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1          Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

“Beneficial Ownership” by a Person of any securities means ownership, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, pursuant to which such Person has or shares with another Person (i) voting power, including the power to vote, or to direct the voting of, such security; and/or (ii) investment power, including the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the

Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).  The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

“Covered Shares” means, with respect to the Stockholder, the Stockholder’s Existing Shares, together with any shares of Common Stock or other voting capital stock of the Company and any securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock of the Company, in each case that the Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).

“Existing Shares” means, with respect to the Stockholder, the shares of Common Stock Beneficially Owned and (except as may be set forth on Schedule 1 hereto), owned of record by the Stockholder, as set forth opposite the Stockholder’s name on Schedule 1 hereto.

“Permitted Transfer” means a Transfer by the Stockholder to (i) a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Stockholder, or (ii) any trust, the trustees of which include only the Stockholder or the Persons named in clause (i) and the beneficiaries of which include only the Stockholder or the Persons named in clause (i), provided that, except as set forth on Schedule 1, prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of Stockholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Stockholder is bound hereunder and to make (as of the date of the applicable Transfer) each of the representations and warranties hereunder in respect of the Covered Shares transferred as the Stockholder shall have made hereunder.

“Person” means any individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity (excluding any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign).

“Representatives” means the officers, directors, employees, accountants, consultants, agents, legal counsel, financial advisors and other representatives of a Person.

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner, or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

2.1           Agreement to Vote.

(a)           Subject to Section 2.1(b), the Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the meeting of the Company’s stockholders to be held in connection with the Merger and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, the Stockholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:

(i)           appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)           vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares (I) if applicable, in favor of the adoption of the Merger Agreement and any other action reasonably requested by Parent in furtherance of the consummation thereof; (II) against any action or agreement, if applicable, that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in this Agreement; and (III) if applicable, against any Acquisition Proposal (as defined in the Merger Agreement) and against any other action, agreement or transaction that is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by the Stockholder of his obligations under this Agreement, including:  (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries (other than the Merger); (B) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; or (C) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except, in each case of clauses (I) through (III), if permitted by the Merger Agreement or approved by Parent.

The obligations of the Stockholder specified in this Section 2.1(a) shall, subject to Section 2.1(b), apply whether or not the Merger or any action described above is recommended by the Board (as defined in the Merger Agreement) of the Company (or any committee thereof).

(b)           Notwithstanding Section 2.1(a), in the event of an Adverse Recommendation Change (as defined in the Merger Agreement), made in compliance with the Merger Agreement, the obligation of the Stockholder to vote Covered Shares in the manner set forth in Section 2.1(a) shall be modified such that the Stockholder shall vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares in a manner that is proportionate to the manner in which all shares of Common Stock (other than shares voted by the Stockholder) which are voted in respect of such matter, are voted.

2.2           No Inconsistent Agreements.  The Stockholder hereby covenants and agrees that, except for this Agreement, the Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, (b) has not granted, and shall not grant (except in connection with a Permitted Transfer) at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing any of his obligations under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Stockholder.  The Stockholder hereby represents and warrants to Parent as follows:

(a)           Authorization; Validity of Agreement; Necessary Action.  The Stockholder has all the requisite capacity and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and to general principles of equity.

(b)           Ownership.  Except as set forth on Schedule 1, the Stockholder’s Existing Shares are, and all of the Covered Shares owned by the Stockholder from the date hereof through and on the Closing Date will be, Beneficially Owned and owned of record by the Stockholder except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer.  The Stockholder has good and marketable title to the Stockholder’s Existing Shares, free and clear of any Encumbrances other than those imposed by applicable securities laws.  As of the date hereof, the Stockholder’s Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by the Stockholder.  Except as set forth on Schedule 1, the Stockholder has sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by the Stockholder at all times through the Closing Date.

(c)           No Violation.  The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his obligations under this Agreement and the consummation by the Stockholder of transactions contemplated hereby will not, (i) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity (as defined in the Merger Agreement) applicable to the Stockholder or by which any of his assets or properties is bound, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to a right of, or result in termination, modification, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance on any properties or assets of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of his assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Stockholder to perform his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d)           Consents and Approvals.  The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his obligations under this Agreement and the consummation by the Stockholder of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity.

(e)           Absence of Litigation.  There is no (i) suit, action or proceeding pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of his Affiliates, and (ii) judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against or affecting the Stockholder or any of his Affiliates, that could reasonably be expected to materially impair the ability of the Stockholder to perform his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f)           Finder’s Fees.  No broker, investment banker, or other Person is entitled to any broker’s, finder’s or other similar fee or commission from Parent, Merger Sub or the Company in connection with the transactions contemplated by this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

(g)           Reliance by Parent and Merger Sub.  The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.  The Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE IV

OTHER COVENANTS

4.1           Prohibition on Transfers, Other Actions.  The Stockholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that would restrict or otherwise affect the Stockholder’s legal power, authority and right to comply with and perform his covenants and obligations under this Agreement.  Any Transfer in violation of this provision shall be void.

4.2           Stock Dividends, etc.  In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3           No Solicitation; Support of Acquisition Proposals.

(a)           Subject to paragraph (b) below, the Stockholder hereby agrees that during the term of this Agreement he shall not, shall cause his Affiliates not to, and shall use his reasonable best efforts to cause his Representatives not to, and shall not authorize or (to the extent within his control after using reasonable best efforts) permit any of his Affiliates or Representatives to, directly or indirectly, (i) initiate, solicit or knowingly encourage or take any other action designed to result in or facilitate any inquiries regarding or the making of offers or proposals that constitute an Acquisition Proposal, (ii) engage in any discussions or negotiations regarding, or provide any non-public information or data to, any Person (other than Parent, Merger Sub or any of their Representatives) with respect to an Acquisition Proposal or otherwise cooperate in any way with, assist or facilitate any Person that has made, or informs the Company that it is considering making, an Acquisition Proposal, (iii) approve, recommend or declare advisable any Acquisition Proposal or (iv) enter into any agreement relating to an Acquisition Proposal or requiring the Company to abandon, terminate or breach its obligations under the Merger Agreement or fail to consummate the Merger.

(b)           Notwithstanding anything to the contrary, (1) this Agreement shall not prohibit, limit or otherwise restrict the Stockholder in his capacity as a director or officer of the Company or any of its Subsidiaries and (2) the provisions of Section 4.2(a) shall not apply with respect to a Person who has made a bona fide written Acquisition Proposal that the Board of the Company has determined in good faith (after consultation with its outside legal advisors and financial advisors) constitutes a Superior Proposal, in accordance with the Merger Agreement, and in such instance the Stockholder (in his capacity as a stockholder of the Company) and his Affiliates and Representatives shall be free to participate in any discussions or negotiations regarding such Acquisition Proposal.

(c)           Notwithstanding anything to the contrary, for the purposes of this Agreement, the Company shall be deemed not to be an Affiliate of the Stockholder, and any officer, director, employee, agent or advisor of the Company or any of its Subsidiaries (in each case, in their (including the Stockholder’s) capacities as such) shall be deemed not to be a Representative of the Stockholder.

4.4           Notice of Acquisitions, Proposals Regarding Permitted Transfers.  The Stockholder hereby agrees to notify Parent as promptly as practicable (and in any event within 24 hours) in writing of the number of any additional shares of Common Stock or other securities of the Company of which the Stockholder acquires Beneficial Ownership on or after the date hereof.

4.5           Waiver of Appraisal Rights.  To the fullest extent permitted by applicable law, the Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that he may have under applicable law.

4.6           Further Assurances.  From time to time, at Parent’s reasonable request and without further consideration, the Stockholder shall use reasonable best efforts to execute and deliver such additional documents and take all such further action as may be necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement.  Without limiting the foregoing, the Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the Proxy Statement (as defined in the Merger Agreement) the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement.

ARTICLE V

MISCELLANEOUS

5.1           Termination.  This Agreement (and the obligations herein) shall terminate upon the earliest to occur of (a) the Effective Time (as defined in the Merger Agreement); (b) the termination of the Merger Agreement; and (c) the making of any waiver, amendment or other modification of the Merger Agreement that reduces the amount or value of, or changes the type of, consideration payable to holders of Common Stock in the Merger; provided, however, that the provisions of this Section 5.1 and Sections 5.3 through 5.13 shall survive any termination of this Agreement without regard to any temporal limitation.  Nothing in this Section 5.1 and no termination of this Agreement shall relieve any party hereto from any liability or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the willful and material breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.  For purposes of this Agreement, “willful and material breach” shall mean a material breach that is a consequence of an act undertaken by the breaching party with knowledge (actual or constructive) that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement a deliberate act or a deliberate failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, regardless of whether breaching was the conscious object of the act or failure to act.

5.2           No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.  All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3         Notices.  All notices, demands, waivers and other communications to be given or delivered to any of the parties under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by reputable overnight courier, transmitted by facsimile (transmission confirmed) or email transmission (upon written confirmation of receipt), to the addresses indicated below (unless another address is so specified in writing in accordance with this Section 5.3):

(a)           if to Parent, to:

Owens & Minor, Inc.
9120 Lockwood Boulevard
Mechanicsville, Virginia 23116
Facsimile: (804) 723-7113
Attention: Grace R. den Hartog

with a required copy to (which copy shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile: (212) 455-2502
Attention: Mario Ponce
                 Elizabeth Cooper
Email: mponce@stblaw.com
            ecooper@stblaw.com

(b)          if to the Stockholder, to:

Paul D. Meringolo
500 Expressway Drive South
Brentwood, New York 11717
Facsimile: (631) 404-3865

with a required copy to (which copy shall not constitute notice):

Vinson and Elkins LLP
666 Fifth Avenue, 26th Floor
New York, New York 10103
Attention: Michael Swidler
Facsimile: (917) 849-5367
Email: mswidler@velaw.com

5.4           Rules of Construction.  Each of the parties hereto has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel.  Each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties hereto shall be deemed the work product of the parties and may not be construed against any party hereto by reason of its preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.  All references in this Agreement to Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur.  The word “including” (in its various forms) means “including, without limitation.”  Any reference to a law shall include any rules and regulations promulgated thereunder, and any reference to any law, regulation, rule, agreement, certificate or bylaw in this Agreement shall be a reference to such law, regulation, rule, agreement, certificate or bylaw as amended.  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.  Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

5.5           Counterparts.  This Agreement may be executed in two or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

5.6       Entire Agreement.  This Agreement and, to the extent referenced herein, the Merger Agreement, together with any other documents and instruments referred to herein, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.7           Governing Law; Venue; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(b)           THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE  PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT.  THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH

PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.7.

5.8          Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto with the prior written consent of the Company (which such consent shall not be unreasonably withheld or delayed).

5.9         Remedies.  (a)  Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  In the event of any breach or threatened breach by any other party to this Agreement of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.  No party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(b)           All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

5.10          No Remedy in Certain Circumstances.  Each party hereto agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate.

5.11       Successors and Assigns; Third Party Beneficiaries.  Except in connection with a Permitted Transfer as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of each of the other parties; provided that each of Parent and Merger Sub may assign, each in its own discretion, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of Parent without the prior written consent of the Company, but such assignment shall not relieve Parent or Merger Sub, as the case may be, of any of its obligations under this Agreement.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns.  Any purported assignment in violation of this Section 5.11 shall be void ab initio.  This Agreement is not intended to confer upon any Person other than the parties hereto and with respect to Section 5.8, the Company or their respective successors and permitted assigns, any rights or remedies hereunder.

5.12           Capacity as a Stockholder.  The Stockholder does not make any agreement or understanding herein in his capacity as a director or officer of the Company or any of its Subsidiaries. The Stockholder makes his agreements and understandings herein solely in his capacity as the record holder and beneficial owner of the Covered Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company or any of its Subsidiaries.

5.13           Waiver.  No failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

OWENS & MINOR, INC.

By:	/s/ Grace R. den Hartog Name: Grace R. den Hartog Title: Senior Vice President & General Counsel

PAUL D. MERINGOLO

By:	/s/ Paul D. Meringolo

Schedule 1

STOCKHOLDER INFORMATION

Name	Existing Shares
Paul D. Meringolo Address for Notices: 500 Expressway Drive South Brentwood, New York 11717
•Common Stock: 594,124 shares1
•Common Stock held in Joint Tenancy with Stockholder’s wife’s estate: 28,500 shares2
•Common Stock held in an IRA: 4,500 share
•Common Stock held in 401k Plan: 113,639 shares

1  95,985 shares are held by Stockholders’ children and are not subject to this Agreement.

2  Stockholder is able to vote 50% of such Common Stock at any time. However, Stockholder is unable to vote 50% of such Common Stock as of the date hereof.  Notwithstanding anything to the contrary, the proviso in the definition of “Permitted Transfer” shall not apply to Common Stock held in Joint Tenancy with Stockholder’s wife’s estate as of the date hereof.